                                                                   Exhibit 10.58

                      INSURANCE LETTERS OF CREDIT AGREEMENT

     We are pleased to advise you that Barclays Bank PLC (the "Bank") has agreed to grant a line for the issue of Letters of Credit (each a "Credit" and together the "Credits") to be issued upon and subject to the terms and conditions set out below and overleaf and on the attached Special Conditions, if any (as the same may from time to time be amended by written agreement between us).

NAME:   SCPIE Holdings Inc.  ("SCPIE")               ADDRESS:     1888 Century Park East
                                                                  Suite 800
                                                                  Los Angeles, California 90067

                                                     FAX:         +310-551-5924


NAME:   SCPIE Indemnity Company                      ADDRESS:     1888 Century Park East
        ("SCPIE Indemnity")                                       Suite 800
                                                                  Los Angeles, California 90067

                                                     FAX:         +310-551-5924


NAME:  American Healthcare Indemnity Company         ADDRESS:     1888 Century Park East
("American Healthcare")                                           Suite 800
                                                                  Los Angeles, California 90067


                                                     FAX:         +310-551-5924


NAME:  American Healthcare Specialty                 ADDRESS:     1888 Century Park East
       Insurance Company  ("American Specialty")                  Suite 800
                                                                  Los Angeles, California 90067


                                                     FAX:         +310-551-5924

SCPIE, SCPIE Indemnity, American Healthcare and American Specialty (each, a
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"Company" and together, the "Companies")
----------------------------------------
SECURITY ARRANGEMENTS

AS SET OUT IN THE ACCOMPANYING FACILITY LETTER OF EVEN DATE (the "Facility Letter").

--------------------------------------------------------------------------------
INTEREST RATE FOR PURPOSES OF CLAUSE 8.2

2.00% per annum above Barclays US Dollar Base Rate.

--------------------------------------------------------------------------------
COMMISSION RATES FOR PURPOSES OF CLAUSE 9.1

AS SET OUT IN THE ACCOMPANYING FACILITY LETTER.

--------------------------------------------------------------------------------

for BARCLAYS BANK PLC

By .../s/ NEIL HOLMES ....................        Date:  15/th/ November    2001
Name......Neil Holmes ....................
Title....Relationship Directors ..........


This offer is accepted by SCPIE Holdings Inc. pursuant to a resolution of its board of directors, dated 2001 and a copy of such resolution, certified by a director or the Secretary of SCPIE Holdings Inc. to be a true, complete and up-to-date copy, is attached hereto.

for and on behalf of SCPIE HOLDINGS INC.

By .../s/ PATRICK T. LO ..................        Date:  15/th/ November    2001
Name......Patrick T. Lo ..................
Title Senior Vice President and Chief Financial
Officer

This offer is accepted by SCPIE Indemnity Company pursuant to a resolution of
its board of directors, dated             2001 and a copy of such resolution,
certified by a director or the Secretary of SCPIE Indemnity Company to be a true, complete and up-to-date copy, is attached hereto.

for and on behalf of SCPIE INDEMNITY COMPANY

By .../s/ PATRICK T. LO ..................        Date:  15/th/ November    2001
Name......Patrick T. Lo ..................
Title Senior Vice President and Chief Financial
Officer


This offer is accepted by American Healthcare Indemnity Company pursuant to a
resolution of its board of directors, dated                 2001 and a copy of
such resolution, certified by a director or the Secretary of American Healthcare Indemnity Company to be a true, complete and up-to-date copy, is attached hereto.

for and on behalf of AMERICAN HEALTHCARE INDEMNITY COMPANY

By .../s/ PATRICK T. LO ..................        Date:  15/th/ November    2001
Name......Patrick T. Lo ..................
Title Senior Vice President and Chief Financial
Officer


This offer is accepted by American Healthcare Specialty Insurance Company pursuant to a resolution of its board of directors, dated 2001 and a copy of such resolution, certified by a director or the Secretary of American Healthcare Specialty Insurance Company to be a true, complete and up-to-date copy, is attached hereto.

for and on behalf of AMERICAN HEALTHCARE SPECIALTY INSURANCE COMPANY

By .../s/ PATRICK T. LO ..................        Date:  15/th/ November    2001
Name......Patrick T. Lo ..................
Title Senior Vice President and Chief Financial
Officer




                                INSURANCE BANKING

                          PO Box 544, 54 Lombard Street
                                 London EC3V 9EX
                    E-Mail: insurance.banking@barclays.co.uk
       Telephone: +44 (0)20 7699 3312       Facsimile: + 44 (0)20 7699 2407

                      INSURANCE LETTERS OF CREDIT AGREEMENT

                               Special Conditions

1. Without prejudice to the generality of clause 2 of Conditions, the Bank shall not be under an obligation to issue a Credit unless it has received the following in form and substance satisfactory to it:

1.1 board resolution (or other evidence of corporate authority) from each of the Companies, approving the terms and conditions of and execution of the Facility Letter, the Security Documents and this Agreement;

1.2 signed original copies of the Facility Letter, this Agreement, the Security Documents, the Account Control Agreement (as defined in the Facility Letter) and the custodian undertakings, bank mandates and other account opening forms;

1.3 legal opinions in respect of (among other things) validity and enforceability of the Facility Letter and this Agreement from lawyers qualified in England and Wales and the Security Documents from lawyers qualified in the state of California, USA, and corporate capacity in respect of each Company from lawyers qualified in such Company's jurisdiction of incorporation.

2. Letters of credit under this Agreement may be issued in favour of Lloyd's (as defined in the Facility Letter) in Lloyd's standard form in respect of any of the Companies or SCPIE Underwriting Ltd. or in favour of any of the Companies or SCPIE Underwriting Ltd. for reserving purposes.

3. Each of the Companies acknowledge that in the event of a demand by the Bank under this Agreement, the Bank may ask for Lloyd's assistance to recover any monies due and that Lloyd's and the Bank may co-operate to ensure that monies are recovered. Each of the Companies agree to the Bank and Lloyd's so co-operating.

CONDITIONS

1.  APPLICATIONS

Each time a Company wishes the Bank to issue or amend a Credit it shall either
(i) if it is able to access Barclays Business Master International or any other electronic banking service from time to time made available by the Bank incorporating a letter of credit issuance instruction facility, send an appropriate electronic user instruction to the Bank by means of such service or
(ii) deliver to the Bank such duly completed form as the Bank shall require for the purpose (an `application form'), signed pursuant to the resolution of its board of directors, referred to on the front hereof, as amended or varied from time to time, provided such amendments of variations are in a form acceptable to the Bank. The opening or amendment of any Credit shall be at the sole discretion of the Bank.

2.  CONDITIONS PRECEDENT

Prior to making an application for the opening of a Credit, the requesting Company shall deposit with the Bank such amount of cash or other collateral as is specified on the front hereof under "Security Arrangements" and complete such security documents (the "Security Documents") and other formalities as the Bank may require in relation to such proposed Credit in form and substance satisfactory to the Bank.

3.  REPRESENTATIONS

As at the date hereof and upon the delivery to the Bank of any application form by a Company, such Company shall be deemed to represent to the Bank that:

3.1 such Company is duly incorporated and validly existing under the laws of its jurisdiction of incorporation;

3.2 such Company has the power and is able lawfully to perform its obligations under this Agreement and the Security Documents;

3.3 each of this Agreement and the Security Documents constitutes its legal, valid and binding obligations enforceable in accordance with its terms;

3.4 all government or official consents, licenses, approvals or authorisations required in connection with the making, performance, validity and enforceability of this agreement and the Security Documents have been obtained and are in full force and effect, except where the failure to obtain such consents, licenses, approvals or authorisations would not have a material adverse effect on the financial condition, business or operation of such Company or the validity and binding nature of this Agreement, the Facility Letter or the rights and remedies of the Bank thereunder;

3.5 no action or administrative proceeding of or before any court or agency which would or might have a material adverse effect on the financial condition, business or operation of such Company has been commenced or threatened and has not been resolved or concluded; and

3.6 the Parent's most recent consolidated audited financial statements give a true and fair view of the state of affairs of the Companies as at the date as of which they were prepared and, since that date, there has been no material adverse change in its business, assets, condition or operations.

4.  COVENANTS

Each Company undertakes that, during the term of this Agreement and while any Credit is outstanding or any obligation of any of the Companies hereunder or under any Security Document has not been discharged in full, it will:

4.1 provide the Bank with the consolidated audited financial statements of the Parent as soon as they are available and not later than 180 days from the end of each accounting reference period;

4.2 obtain and promptly renew all consents, licenses, approvals and authorisations required to enable it to perform its obligations under, and for the validity and enforceability of, this Agreement and the Security Documents, except where the failure to obtain or promptly renew such consents, licenses, approvals or authorisations would not have a material adverse effect on the financial condition, business or operation of such Company or the validity and binding nature of this Agreement, the Facility Letter or the rights and remedies of the Bank thereunder;

4.3 promptly pay all stamp, registration and other taxes to which this Agreement and the Security Documents are, or may at any time be, subject and indemnify the Bank on demand against all losses, damages, charges, costs and expenses incurred by the Bank in connection with this Agreement, the Security Documents or any Credit (other than as a result of the Bank's own negligence or wilful misconduct);

4.4 promptly on demand pay to the Bank such amounts representing the cost to the Bank of complying with all reserve asset, special deposit, cash liquidity or other requirements of the Bank of England which the Bank determines to be attributable to this Agreement and/or the opening of any Credit hereunder such determination to be conclusive in the absence of manifest error; and

4.5 provide the Bank with such additional information relating to such Company's business, operations and financial condition as the Bank may from time to time reasonably require.

5.  OPENING OF CREDITS

5.1 A Credit opened pursuant hereto shall be an irrevocable clean sight Credit in favour of the beneficiary, and for the amount in U.S. dollars or such other currency as may have been agreed between the Bank and the requesting Company, specified in the relevant application form and available by the beneficiary's sight draft on Barclays Bank PLC, and shall, if requested by such Company and required by applicable law, be confirmed by a branch of the Bank or, at the Bank's discretion, by a bank, or any other branch of any other bank, which is qualified to act as a bank in the jurisdiction concerned.

5.2 Any Credit opened pursuant hereto shall be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision) ICC Publication Number 500 or any revision thereof from time to time, subject to such amendments as the Bank shall consider appropriate in the light of the requirements of any relevant regulatory authority.

6.  EXTENSION OF CREDITS

6.1 If a Company so requests in any relevant application form, and the Bank agrees, a Credit opened pursuant to this Agreement may state that it will be automatically extended for successive periods (as stated in such application form) unless the Bank has sent the beneficiary not less than 60 days written notice (or such other period as may have been stated in such application form) to the contrary. Such notice shall expire at the end of the original term of the Credit or, as the case may be, any extension thereof.

6.2 The Bank shall not be obliged to send the beneficiary any such notice unless the Bank shall have received written notice from the relevant Company that such Company does not wish the relevant Credit to be extended. Such notice shall reach the Bank not less than 15 days before the latest date on which the Bank is entitled to give notice to the beneficiary of the relevant Credit that the Credit is not to be extended.

6.3 Each of the Companies accepts that the Bank reserves the right, at any time and in its discretion, to give notice to the beneficiary of a Credit that such Credit will not be extended. If the Bank does so, it will, as soon as practicable, give the relevant Company written notice thereof.

7    INCREASE OF SECURITY

The Bank may, at any time, require any of the Companies to deposit additional cash or other collateral, or execute such Security Documents or complete such other formalities as the Bank may determine. Provided always that the value of security cover effected by each type of security shall not exceed the percentage of the relevant Credit which is specified on the front hereof or such other percentage as may be agreed by the Companies and the Bank from time to time.

8.   PAYMENTS AND REIMBURSEMENT

8.1 Each Company hereby irrevocably authorises the Bank to make payment of the amount of any demand made on the Bank under each Credit without reference to such Company. Any such demand, if apparently made in accordance with the terms of the Credit, shall be a sufficient authority to the Bank to make the payment demanded and the Bank shall be entitled and bound to make such payment, and the Bank shall not be under any obligation to satisfy itself that the amount demanded is in fact due or that any such demand has been properly made or that any such demand is genuine.

8.2 Each Company undertakes to pay the Bank on demand the amount of each drawing under any Credit together with interest thereon from the date of the drawing until the date of reimbursement by such Company at the rate specified on the front hereof. If a Company has deposited cash with the Bank, the Bank may, but shall not be obliged to, apply all or part of such cash in or towards satisfaction of such Company's obligations under this Clause 8.2.

9.    COMMISSIONS

9.1 Each Company shall pay to the Bank commission on the amount of each outstanding Credit and on the amount of each increase to an existing Credit at the rates specified on the front hereof. Provided always that, in each case, the commission shall be subject to the minimum charge per quarter or part thereof as specified on the front hereof.

9.2 Commission shall be (a) calculated on the basis of a 360 day year and the actual number of days in the relevant period and (b) payable quarterly in advance on the last day of March, June, September and December each year in respect of each Credit outstanding at such time and, in respect of an increase in a Credit, (on the day the increase becomes effective) or at such other times as may be determined by the Bank

10.  INCREASED COSTS

In the event of:

10.1 any change in applicable law or regulation resulting in the Bank being subjected to additional tax, levy. Duty, Charge, penalty, deduction or withholding of any nature (other than tax on the Bank's net profits and gains); or

10.2 any existing requirements of the Bank of England or other governmental authorities or agencies (whether having the force of law or otherwise) affecting the conduct of the Bank's business being changed or any new requirements being imposed by any competent body, (including without limitation a request or requirement which affects the manner in which the Bank allocates capital resources to its commitments, including its obligations hereunder);

and the result of any of the foregoing in the sole reasonable opinion of the Bank is to increase the cost to the Bank of funding, maintaining or making available any Credit (including any undrawn amount thereof) or to reduce the amount of any payment received or receivable by the Bank, or to reduce the effective return to the Bank in any such case by an amount which the Bank deems material, then each Company shall pay to the Bank such sum as may be certified in writing by the Bank to such Company, as shall compensate the Bank for such increased cost or reduction.

11.  MISCELLANEOUS

11.1 All payments to be made by the Companies hereunder shall be made in the currency in which such payment is due and in immediately available and freely transferable funds to such account at such bank as the Bank may designate. All payments shall be made without set-off or deduction save as required by law. If any payment is required by law to be made subject to any withholding or deduction, the sum payable shall be increased to the extent necessary to ensure that, after the making of such withholding or deduction, the Bank receives and retains a net sum equal to that which it would have received and retained in the absence of such withholding or deduction.

11.2 This Agreement may not be assigned by any of the Companies.

11.3 If any sum payable by the Companies hereunder or under any order or judgement relating hereto has to be converted from the currency (the `first currency') in which the same is payable into another currency (the `second currency') for the purpose of making or filing a proof or claim, obtaining an order or judgement or enforcing any order or judgement, the Companies will indemnify the Bank against any loss suffered as a result of any discrepancy between the rate of exchange used for such purpose to convert the sum in question from the first currency to the second currency and the rate of exchange at which the Bank could in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in part or whole, of any such order, judgement, claim or proof.

11.4 Notices and other communications hereunder may be given by letter, telex, or telefax to any or all of the Companies, as relevant, or, as the case may be, the Bank at the address, telex number or telefax number specified on the front hereof (or such other address, telex number or telefax number as the recipient may have notified to the other party by not less than fifteen days written notice).

11.5 This Agreement shall be governed by and construed in accordance with English Law, and for the benefit of the Bank, each of the Companies hereby irrevocably submits to the jurisdiction of the English courts.